     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       FIDELITY NATIONAL FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                    86-0498599
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                        ORGANIZATION)

                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614
                                 (949) 622-5000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               M'LISS JONES KANE
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614
                                 (949) 622-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                                   COPIES TO:
                             C. CRAIG CARLSON, ESQ.
                            J. MICHAEL VAUGHN, ESQ.
                        STRADLING YOCCA CARLSON & RAUTH
                            660 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 725-4000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES                               AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING
TO BE REGISTERED                                 REGISTERED(1)          PER SHARE(2)            PRICE(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value..............     328,468 shares            $38.53             $12,655,872
==============================================================================================================

-------------------------------------------------------------------
TITLE OF SECURITIES                                AMOUNT OF
TO BE REGISTERED                                REGISTRATION FEE
----------------------------------------------------------------------------------------
Common Stock, $.0001 par value..............       $3,733.48
-------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other similar change in the capitalization of the Registrant and additional shares that may have become issuable pursuant to the anti-dilution adjustment provisions of the warrants described herein.

(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), and is based upon the average of the high and low prices reported on the New York Stock Exchange on June 26, 1998, which average was $38.53 per share.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE 29, 1998
PROSPECTUS

                       FIDELITY NATIONAL FINANCIAL, INC.

                                 328,468 SHARES

                                  COMMON STOCK
                            ------------------------

     This Prospectus relates to 328,468 shares (the "Shares") of common stock, $.0001 par value ("Common Stock"), of Fidelity National Financial, Inc., a Delaware corporation ("Fidelity" or the "Company"). Of the shares, 26,325 Shares are issuable upon exercise of a Stock Purchase Warrant, dated July 28, 1997 (the "CR Warrants"), held by Cruttenden Roth Incorporated ("CR"). The CR Warrant was originally issued to CR by Granite Financial, Inc. ("Granite") and was assumed by the Company in connection with its acquisition of Granite on February 26, 1998. All of the remaining Shares have been issued to, and are being offered and sold by, the selling stockholders named herein (other than CR) under the caption "Selling Stockholders" (collectively, with CR, the "Selling Stockholders"). The Company will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Selling Stockholders may sell all or any portion of the Shares for their own accounts from time to time in one or more transactions through brokers or dealers at market prices then prevailing, in underwritten transactions at prices related to then current market prices or in individually negotiated transactions at such prices as may be agreed upon. Certain expenses of registration incurred in connection with this offering and all brokers' commissions, discounts and fees are being borne by the Selling Stockholders. See "Plan of Distribution."

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") under the symbol "FNF." On June 26, 1998, the closing sales price of the Common Stock as reported on the NYSE was $38 7/16 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE __, 1998.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the public reference facilities can be obtained by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains certain reports, proxy statements and other information regarding issuers like the Company who files electronically with the Commission. The address of that site is http://www.sec.gov. The reports, proxy statements and other information filed by the Company with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments, exhibits and schedules thereto, the "Registration Statement"), with respect to the Common Stock offered for resale hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document are not necessarily complete, and, in each instance, reference is made to the copy of such agreement, instrument or document filed as an exhibit to the Registration Statement, incorporated by reference into this Prospectus or otherwise filed with the Commission, each such statement being qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices of supplements to this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following reports and other documents previously filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended;

     b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     c. The Company's Current Reports on Form 8-K dated February 26, 1998, as amended, March 25, 1998, April 23, 1998, May 6, 1998 and June 24, 1998;
        and

     d. The description of the Company's Common Stock which is contained in the registration statement filed by the Company under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Fidelity National Financial, Inc., Attn: M'Liss Jones Kane, Senior Vice President, General Counsel and Secretary, 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 (telephone (949) 622-5000).

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains or incorporates by reference certain forward-looking statements with respect to the financial condition and results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties, and any such statement is qualified in its entirety by reference to the following cautionary statements. Factors which may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) competitive pressure in the financial services and title insurance industries increases significantly;
(ii) general economic conditions, either nationally or in the regions in which the Company conducts business, are less favorable than expected; or (iii) legislation or regulatory changes adversely affect the business conducted by the Company. Further information on other factors which could affect the financial results of the Company is included in filings with the Commission incorporated by reference herein.

                                  RISK FACTORS

     The following factors should be considered carefully in evaluating the Company and its business before making an investment in the Common Stock offered hereby, together with all of the other information set forth or incorporated by reference in this Prospectus.

     This prospectus contains or incorporates by reference certain forward looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. In addition, the Company may from time to time make oral forward looking statements. Actual results are uncertain and may be impacted by the following factors, among others, which may cause the actual results to differ materially from those projected in the forward looking statements. Because of these and other factors that may affect the Company's operating results, past performance should not be considered an indicator of future performance and investors should not use historical results to anticipate results or trends in future periods.

     In connection with the title insurance industry in general, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the title insurance business is characterized by low profit margins due to the high cost of producing title evidence, whereas premium revenues are subject to regulatory and competitive restraints; (ii) the amount of title insurance business available is influenced by housing starts, housing resales and commercial real estate transactions; (iii) real estate activity levels have historically been cyclical and are influenced by such factors as interest rates and the condition of the overall economy; (iv) the value of the Company's investment portfolio is subject to fluctuation based on similar factors; (v) the title insurance industry may be exposed to substantial claims; and (vi) the industry is regulated by state laws that require the maintenance of minimum levels of capital and surplus and that restrict the amount of dividends that may be paid without prior regulatory approval.

     In connection with the equipment leasing industry, factors which may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the equipment leasing industry is highly fragmented, and characterized by numerous competitors on a national, regional and local level, the consolidation of which could affect Granite's industry consolidation strategy or competitive position; (ii) business investment in capital and other equipment, which is influenced by interest rates, availability of capital and prevailing general economic conditions; (iii) the industry is regulated by federal and state laws concerning licensing, financing practices, extension of credit, and collection and repossession practices; and (iv) potential cyclical fluctuations in the third and fourth quarters of the calendar year due to budgeting and tax considerations of lessees and other seasonal practices which affect the businesses of the lessees.

     The Company cautions that the foregoing list of important factors is not exclusive and does not undertake to update any forward looking statement that may be made from time to time by or on behalf of the Company.

TITLE INSURANCE INDUSTRY AND RELATED RISKS

     Title insurance revenue is closely related to the level of real estate activity and the average price of real estate sales. Real estate sales are directly affected by the availability of funds to finance purchases. Other factors affecting real estate activity include demand, mortgage interest rates, family income levels and general economic conditions. While the level of sales activity was relatively depressed in certain geographical areas during the period 1991 through mid-1993, lower mortgage interest rates beginning in the latter part of 1991 triggered an increase in refinancing activity, which continued at record levels through 1993 and into the first quarter of 1994. During 1994 and early 1995, steady interest rate increases caused by actions taken by the Federal Reserve Board resulted in a significant decline in refinancing transactions and a stagnation in residential resales and new home sales. Since late 1995, decreases in mortgage interest rates and the resulting improvement in the real estate market have had a favorable effect on the level of real estate activity, including refinancing transactions, new home sales and resales. The overall economic environment, stable mortgage interest rates and strength in the real estate market, especially in California and on the West Coast, contributed to very positive conditions for the industry throughout 1996 and 1997 and into the first quarter of

1998. It is impossible to predict in what future direction interest rates and the real estate market may move or fluctuate.

     The Company believes that the level of risk undertaken pursuant to its underwriting standards is consistent with that of the industry. The maximum amount of liability under a title insurance policy is usually the face amount of the policy plus the cost of defending the insured's title against an adverse claim. The Company's reserve for claim losses includes known claims, as well as losses the Company expects to incur, net of recoupments. Each known claim is reserved for on the basis of a review by the Company as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are provided for at the time premium revenue is recognized based on historical loss experience and other factors, including industry averages, claim loss history, legal environment, geographic considerations and types of policies written. Major claims are reserved for as they become known because the unique circumstances surrounding most major claims make it inherently impractical to predict the incidence and amount of such claims. The occurrence of a significant major claim in any given period could have a material adverse effect on the Company's financial condition and results of operations for such period.

     In the ordinary course of business, the Company reinsures certain risks with other title insurers for the purpose of limiting its maximum loss exposure and also assumes reinsurance for certain risks of other title insurers for the purpose of earning additional income. The Company cedes or assumes a portion of certain policy liabilities under agent Fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that the reinsurer is liable for loss and loss adjustment expense payments exceeding the amount retained by the ceding company. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

INTEREST RATE AND ECONOMIC RISKS

     Granite's business is directly related to business investment in capital and other equipment, which is influenced by a variety of factors, including the implicit return on capital invested, prevailing interest rates, availability of capital and other general economic conditions. Although Fidelity and Granite believe that current economic conditions favor continued growth in the markets Granite serves, a future economic slowdown or recession could adversely affect Granite's ability to fund or securitize leases. In addition, delinquencies and charge-offs could be expected to rise in an adverse economic environment, which could also adversely impact Granite's ability to sell or securitize leases which it funds or its ability to recognize its basis in the securitization residual interest or in leases held in its portfolio.

     Granite's profitability is determined by, among other things, the difference between the implicit lease rate charged to lessees and Granite's cost of funds. The implicit lease rates charged by Granite are based on interest rates prevailing in the market at the time of lease approval. Until Granite sells or securitizes leases, Granite generally funds the cost of the lease investment under its variable rate bank credit facilities and from working capital. Granite's operating margins could be adversely affected if interest rates increase prior to Granite selling or securitizing leases or if Granite is unable to securitize leases. Future increases in Granite's cost of funds could result in Granite raising the implicit lease rate charged to its customers, which could cause originators or customers to seek funding elsewhere. Granite has sought to mitigate the risk of interest rate increases by attempting to match funds required for lease financings with funds available through bank and other credit facilities, securitization transactions and lease sales. Although Granite may be able to dispose of leases through other securitization transactions in the event interest rates decline, existing securitization arrangements require Granite to securitize a minimum dollar amount of leases on a periodic basis. Granite does not hedge against interest rate increases using derivative securities or otherwise.

REGULATION

     Insurance companies are subject to insurance laws and regulations established by the states in which they transact business. The agencies established pursuant to these state laws have broad administrative and supervisory powers relating to the granting and revocation of licenses to transact business, regulation of trade practices, establishment of guaranty associations, licensing of agents, approval of policy forms, premium rate filing requirements, reserve requirements, the form and content of required regulatory financial statements, capital and surplus requirements and the maximum concentrations of certain classes of investments. Most states also have enacted legislation regulating insurance holding company systems, including acquisitions, extraordinary dividends, the terms of affiliate transactions and other related matters. The Company and its insurance subsidiaries have registered as holding company systems pursuant to such legislation and routinely report to other jurisdictions. The National Association of Insurance Commissioners has formed committees and appointed advisory groups to study and formulate regulatory proposals on such diverse issues as the use of surplus debentures, accounting for reinsurance transactions and the adoption of risk-based capital requirements. It is not possible to predict the impact of future state and federal regulation on the operations of the Company or its insurance subsidiaries.

     Granite also is subject to a variety of federal and state regulations. Such regulations require Granite to obtain and maintain certain licenses and qualifications in various states. Granite is also subject to certain state regulations concerning collection practices and the right to repossess and sell the leased equipment. Statutes and regulations governing financing operations are subject to interpretation and change. Any adverse change in existing laws or regulations, promulgation of new laws or regulations or changes in the interpretation thereof, or failure to comply with new or existing laws or regulations, could result in Granite being subject to fines or other penalties, any of which could have a material adverse impact on Granite's operations.

COMPETITION

     The title insurance industry is highly competitive. The number and size of competing companies varies in the different geographic areas in which the Company conducts its business. In the Company's principal markets, competitors include other major title underwriters such as Chicago Title Insurance Company, LandAmerica Financial Group, Inc., First American Title Insurance Company, Old Republic Title Insurance Company and Stewart Title Guaranty Company, as well as numerous independent agency operations at the local level. Competition is based primarily on the quality and timeliness of service, since the parties to a real estate transaction are usually concerned with time schedules and costs associated with delays in closing the transaction. In those states where prices are not established by regulatory authorities, the price of the title insurance policy is also a competitive factor. The Company believes that its competitive position is enhanced by its quality customer service and pricing.

                                  THE COMPANY

     Fidelity National Financial, Inc. is a specialty finance company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands. Through its subsidiaries, the Company is one of the largest national underwriters engaged in the business of issuing title insurance policies and performing other title-related services such as escrow, collection and trust activities, real estate software product development and technology services, trustee sale guarantees, foreclosure publishing and posting services, exchange intermediary services in connection with real estate transactions, real estate tax services, credit reporting services, flood compliance products, and attorneys' services. Title insurance services are provided through the Company's direct operations and otherwise through independent title insurance agents who issue title policies on behalf of the underwriting subsidiaries. Title insurance is generally accepted as the most efficient means of determining title to, and the priority of interests in, real estate in nearly all parts of the United States. Today, virtually all real property mortgage lenders require their borrowers to obtain a title insurance policy at the time a mortgage loan is made or to allow the sale of loans in the secondary market. The Company's principal subsidiaries consist of Fidelity National Title Insurance Company, which, in turn, is the parent company of Fidelity National Title Insurance Company of Tennessee; Fidelity National Title Insurance Company of New York, which, in turn, is the parent company of Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc.; and its wholly-owned underwritten title companies Fidelity National Title Company and Fidelity National Title Company of California.

     The Company, through Granite, performs specialty finance functions such as originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Granite was acquired by the Company on February 26, 1998 in a business combination accounted for as a pooling of interests. Certain information concerning Granite, the Company's acquisition of Granite, historical consolidated financial statements of Granite and pro forma financial statements are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

     The Company has also recently agreed to acquire Matrix Capital Corporation ("Matrix") and Alamo Title Holding Company ("Alamo"). Matrix is a unitary thrift holding company which focuses on mortgage banking, traditional banking and the administration of self-directed trust accounts. Alamo, through its subsidiaries, is a title insurance underwriter with operations in Texas. The Company's acquisitions of Matrix and Alamo are subject to the satisfaction of various conditions, such as regulatory and other approvals, and are intended to be accounted for by the pooling of interests method of accounting.

     Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to the Company is incorporated by reference or set forth in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. Those persons, to whom a copy of this Prospectus is delivered, desiring copies of such documents may contact the Company at its address or telephone number indicated under "Incorporation of Certain Documents by Reference."

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 and its telephone number is (949) 622-5000.

                                USE OF PROCEEDS

     All of the Shares covered by this Prospectus are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the shares of Common Stock held by each of the Selling Stockholders as of June 26, 1998. Except as otherwise noted elsewhere in this Prospectus, none of the Selling Stockholders has held any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years.

                                                                                                 SHARES
                                                                                                 OWNED
                                                                                                 AFTER
                                                                                                OFFERING
                                             SHARES OWNED                                       --------
                  NAME                     PRIOR TO OFFERING     SHARES OFFERED     NUMBER      PERCENT
                  ----                     -----------------     --------------     -------     --------
Brian J. Balli...........................       235,453              75,000         160,453         *
Ronald F. Herrman, Jr....................       235,453              75,000         160,453         *
Ryan F. Herrman..........................        52,364              45,000           7,364         *
Cruttenden Roth Incorporated.............        26,325(1)           26,325(1)           --
Walter W. Cruttenden III.................       107,143             107,143              --

---------------
 *  less than 1%

(1) Includes 26,325 Shares issuable upon exercise of the CR Warrants.

     Messrs. Balli, Herrman and Herrman (collectively, the "BRON Shareholders") are former shareholders and executive officers and directors of BRON Research, Inc. ("BRON"), which was acquired by the Company on October 2, 1997 pursuant to an Agreement and Plan of Reorganization, dated as of September 24, 1997, by and among the Company, BRON Acquisition Corporation, a wholly-owned subsidiary of the Company, BRON and the BRON Shareholders. Each of the BRON Shareholders is employed by Fidelity National Flood, Inc., a wholly-owned subsidiary of the Company.

     CR acquired the CR Warrants from Granite on July 28, 1997 in connection with an underwritten public offering of Granite Common Stock, for which CR acted as a representative of the underwriters. The CR Warrants initially represented the right to acquire 37,500 shares of Granite Common Stock at a purchase price of $10.31 per share. In connection with the Company's acquisition of Granite on February 26, 1998, the CR Warrants were assumed by the Company and were converted into the right to acquire 26,325 shares of the Company's Common Stock at a purchase price of $14.69 per share.

     Mr. Cruttenden is a director, executive officer and shareholder of CR. The Company acquired 580,000 shares of CR Common Stock from Mr. Cruttenden, and an option to acquire 170,000 additional shares of CR Common Stock from Mr. Cruttenden, on April 8, 1998, in exchange for cash and 107,143 shares of Common Stock.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time directly by the Selling Stockholders or, alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. Such Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such Sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. Sales of the Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable.

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the

"Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     195,000 of the Shares covered by this Prospectus have been registered pursuant to a Registration Rights Agreement, dated as of October 2, 1997, between the Company and the BRON Shareholders (the "BRON Registration Rights Agreement"). Pursuant to the BRON Registration Rights Agreement, the Company has agreed to file one or more registration statements with the Commission to register the resale of the Shares under the Securities Act and, after such registration statement(s) become effective, use its best efforts to maintain the effectiveness of any such registration statement(s) for specified time periods.

     The BRON Shareholders have agreed to pay certain expenses in connection with the registration of their Shares, including all underwriting discounts, commissions and fees applicable to the sale of their Shares, the fees and expenses of any legal counsel or accountants retained by a BRON Shareholder to assist it in connection with the registration of his Shares, and all registration and filing fees attributable to their Shares.

     107,143 of the Shares covered by this Prospectus have been registered pursuant to a Registration Rights Agreement, dated as of April 8, 1998, between the Company and Mr. Cruttenden.

     Under the BRON Registration Rights Agreement, the Registration Rights Agreement with Mr. Cruttenden and the CR Warrants, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the federal securities laws.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 and in the Company's Current Report on Form 8-K dated June 24, 1998 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Granite appearing in the Company's Current Report on Form 8-K, as amended, dated February 26, 1998 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director will not be liable for monetary damages for breach of the director's fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate a director's fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for (i) breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (ii) acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, (iii) any transaction from which the director derives an improper personal benefit, (iv) acts or omissions involving reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders, (v) acts or omissions that constitute an unexpected pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, (vi) improper transactions between a director and the Company, and (vii) improper distributions and loans to directors and officers. This provision does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

     In addition, the Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which requires the Company to indemnify them to the fullest extent permitted by law against certain losses they may incur in legal proceedings arising in connection with their services to the Company.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................   2
Incorporation of Certain Documents by
  Reference...........................   3
Forward-Looking Statements............   3
Risk Factors..........................   4
The Company...........................   7
Use of Proceeds.......................   7
Selling Stockholders..................   8
Plan of Distribution..................   8
Legal Matters.........................   9
Experts...............................   9
Indemnification of Directors and
  Officers............................   9

======================================================
======================================================

                                 328,468 SHARES

                               FIDELITY NATIONAL
                                FINANCIAL, INC.

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                 JUNE   , 1998
======================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth the estimated costs and expenses (of which the amounts attributable to the 195,000 Shares offered by the BRON Shareholders shall be borne by the BRON Shareholders) in connection with the offering of the shares of Common Stock pursuant to this Registration Statement:

Securities and Exchange Commission Fee......................  $ 3,733
Printing Expenses...........................................  $ 5,000
Accounting Fees and Expenses................................  $45,000
Legal Fees and Expenses.....................................  $15,000
Miscellaneous Expenses......................................  $ 6,267
                                                              -------
          Total.............................................  $75,000
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 16. EXHIBITS.

     5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation.
    23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional
            Corporation (included in Exhibit 5.1).
    23.2    Consent of KPMG Peat Marwick LLP.
    23.3    Consent of Ehrhardt Keefe Steiner & Hottman PC.
    24.1    Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 26th day of June, 1998.

                                          FIDELITY NATIONAL FINANCIAL, INC.

                                          By:   /s/ WILLIAM P. FOLEY, II
                                            ------------------------------------
                                            William P. Foley, II
                                            Chairman of the Board
                                            and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Fidelity National Financial, Inc., do hereby make, constitute and appoint William P. Foley, II, Andrew F. Puzder and Allen D. Meadows, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----
                /s/ WILLIAM P. FOLEY, II                    Chairman of the Board and     June 26, 1998
--------------------------------------------------------     Chief Executive Officer
                  William P. Foley, II                    (Principal Executive Officer)

                  /s/ FRANK P. WILLEY                         President and Director      June 26, 1998
--------------------------------------------------------
                    Frank P. Willey

                  /s/ ALLEN D. MEADOWS                     Executive Vice President and   June 26, 1998
--------------------------------------------------------      Chief Financial Office
                    Allen D. Meadows                       (Principal Financial Officer
                                                                       and
                                                               Accounting Officer)

                                                                     Director             June   , 1998
--------------------------------------------------------
                  William A. Imparato

                                                                     Director             June   , 1998
--------------------------------------------------------
                     Donald M. Koll

                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----

                                                                     Director             June   , 1998
--------------------------------------------------------
                     Daniel D. Lane

                /s/ GENERAL WILLIAM LYON                             Director             June 26, 1998
--------------------------------------------------------
                  General William Lyon

                 /s/ STEPHEN C. MAHOOD                               Director             June 26, 1998
--------------------------------------------------------
                   Stephen C. Mahood

                                                                     Director             June   , 1998
--------------------------------------------------------
                    J. Thomas Talbot

                  /s/ CARY H. THOMPSON                               Director             June 26, 1998
--------------------------------------------------------
                    Cary H. Thompson

                 /s/ WILLIAM W. WEHNER                               Director             June 26, 1998
--------------------------------------------------------
                   William W. Wehner

                                 EXHIBIT INDEX

    EXHIBIT                                                                  SEQUENTIAL
    NUMBER                             DESCRIPTION                           PAGE NUMBER
    -------                            -----------                           -----------
       5.1     Opinion of Stradling Yocca Carlson & Rauth, a Professional
               Corporation, Counsel to the Registrant.                            --
      23.1     Consent of Stradling Yocca Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5.1).        --
      23.2     Consent of KPMG Peat Marwick LLP.                                  --
      23.3     Consent of Ehrhardt Keefe Steiner & Hottman PC.                    --
      24.1     Power of Attorney (included on signature page).                    --